Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-136477 and 333-273051) on Form S-8 and registration statement (No. 333-101415) on Form S-3D of Hawthorn Bancshares, Inc., of our reports dated March 18, 2024, with respect to the consolidated financial statements of Hawthorn Bancshares, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
St. Louis, Missouri
March 18, 2024